Exhibit 99.1

Adaptimmune Therapeutics plc Announces Registered Direct Offering of American Depositary Shares

PHILADELPHIA, Pa. and OXFORD, UK., September 5, 2018 — Adaptimmune Therapeutics plc (“Adaptimmune”) (Nasdaq: ADAP), a leader in T-cell therapy to treat cancer, today announced that it has entered into a definitive agreement with Matrix Capital Management Company, LP (“Matrix”), New Enterprise Associates 16, L.P., New Enterprise Associates 14, L.P. (“NEA”) and Syncona Portfolio Limited (“Syncona”), to purchase an aggregate of US$100 million of its American Depositary Shares (“ADSs”) in a registered direct offering. The transaction was completed from the company’s shelf registration at a price of $10.00 per ADS.

The closing of this offering is expected to take place on or about September 7, 2018, subject to the satisfaction of customary closing conditions.

Net proceeds of the offering will be used to advance the company’s wholly owned pipeline of SPEAR T-cell candidates through clinical trials as well as for other general corporate purposes.

“This financing strengthens our balance sheet and extends our runway through to late 2020. This gives us strategic flexibility as we enter a potentially transformative period of data from our wholly-owned pipeline,” said James Noble, Adaptimmune’s CEO. “I want to welcome Syncona to our shareholder base as they join NEA and Matrix in this round. We are delighted to receive this support from our key shareholders as we continue building an integrated cell therapy company.”

A shelf registration statement on Form S-3 relating to the public offering of the ADSs described above was filed with the Securities and Exchange Commission (“SEC”) and became effective on July 12, 2018. The offering was made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. The prospectus supplement and accompanying prospectus relating to the offering contain important information relating to the ADSs. The prospectus supplement will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov, or may be obtained, when available, by contacting Adaptimmune Therapeutics plc, Attn: Investor Relations, 351 Rouse Boulevard, Philadelphia, PA 19112, or by telephone at: (215) 825-9310.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering may only be made by means of a prospectus supplement and related base prospectus.

For readers in the European Economic Area

In any EEA Member State that has implemented the Prospectus Directive, this communication is only addressed to and directed at qualified investors in that Member State within the meaning of the Prospectus Directive. The term “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU, to the extent implemented in each relevant Member State), together with any relevant implementing measure in the relevant Member State.

For readers in the United Kingdom

This communication, in so far as it constitutes an invitation or inducement to enter into investment activity (within the meaning of s21 Financial Services and Markets Act 2000 as amended) in connection with the securities which are the subject of the offering described in this press release or otherwise, is being directed only at (i) persons who are outside the United Kingdom or (ii) persons who have professional experience in matters relating to investments who fall within Article 19(5) (“Investment professionals”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) certain high value persons and entities who fall within Article 49(2)(a) to (d) (“High net worth companies, unincorporated associations etc”) of the Order; or (iv) any other person to whom it may lawfully be communicated (all such persons in (i) to (iv) together being referred to as “relevant persons”). The ADSs are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such ADSs will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products. The Company’s unique SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer, including solid tumors. Adaptimmune is currently conducting clinical trials with SPEAR T-cells targeting MAGE-A4, MAGE-A10, and AFP across multiple solid tumor indications.  The Company is located in Philadelphia, USA and Oxfordshire, U.K. For more information, please visit http://www.adaptimmune.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 2, 2018, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts:

Media Relations:

Sébastien Desprez — VP, Communications and Investor Relations

T: +44 1235 430 583

M: +44 7718 453 176

Sebastien.Desprez@adaptimmune.com

Investor Relations:

Juli P. Miller, Ph.D. — Director, Investor Relations

T: +1 215 825 9310

M: +1 215 460 8920

Juli.Miller@adaptimmune.com